CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Amendment No. 1 to Form S-3 Registration Statement No. 333-96039 of Clariti Telecommunications International, Ltd. of our report dated September 25, 2000 appearing in the annual report on Form 10-K of Clariti Telecommunications International, Ltd. for the year ended June 30, 2000, and to the reference to us under the heading "EXPERTS" in the Prospectus, which is a part of such Registration Statement.



                                           s/COGEN SKLAR LLP
                                           -----------------
                                           COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
September 25, 2000